                                                                            10.5

                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated as of the 23rd day of September 1999, among WALL STREET STRATEGIES, INC., a Delaware corporation, having a place of business at 130 William Street, New York, New York 10038 (hereinafter designated and referred to as the "Company"), VACATION EMPORIUM CORPORATION, a Nevada corporation, having a place of business at 90 Madison Street, Denver, Colorado 80806 (hereinafter designated and referred to as the "Parent"), and CHARLES PAYNE, an individual residing at 237 Elm Avenue, Teaneck, New Jersey 07666 (hereinafter designated and referred to as the "Executive").

      WHEREAS, Executive and Parent have entered into an Agreement and Plan of Share Exchange dated as of July 30, 1999 (the "Purchase Agreement") pursuant to which Executive proposes to sell to Parent all of the issued and outstanding shares of common stock of the Company in exchange for shares of the common stock of Parent;

      WHEREAS, Executive is currently, and has, since prior to the date of the Purchase Agreement, been serving as the President and Chief Executive Officer of the Company;

      WHEREAS, it is a condition to the closing of the Purchase Agreement that Executive, the Company and the Parent enter into this Agreement providing for the Executive to be employed by the Company and the Parent as President and Chief Executive Officer of each on the terms and subject to the provisions set forth herein.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

      1.    Term.  The term of this  Agreement  shall be for a period of three
(3) years commencing on the date hereof, subject to earlier termination as provided herein or unless extended by consent of all parties.

      2.    Employment.

            (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Company and the Parent hereby agree to employ the Executive for and during the term of this Agreement. Executive is hereby employed by the Parent and the Company as President and Chief Executive Officer of each. The Executive's powers and duties shall be those of an executive nature which are appropriate for a President and Chief Executive Officer, and shall be determined only by the Board of Directors from time to time in accordance with the Parent and the Company's respective By-Laws but in any event Executive shall have final editorial approval of all literature published, printed, created, distributed or used by the Company for use with respect to its clients; and the Executive does hereby accept such employment or other substantially similar or greater employment as may be mutually agreed upon by the parties hereto and agrees to use his best efforts and to devote his full business time during the term of this Agreement, to the performance of his duties upon the conditions hereinafter set forth. Executive shall report to the Boards of Directors (collectively hereinafter referred to as the "Boards") of the Parent and the Company. Neither the Parent nor the Company shall require Executive to be employed in any location other than the Metropolitan New York City area unless he consents in writing to such location.

            (B) During the term of this Agreement, Executive shall be furnished with office space and facilities at least consistent with that previously provided by the Company.

            (C) During the term of this Agreement, the Parent shall be responsible (i) to pay to Executive the compensation set forth in Section 3;
(ii) reimburse Executive for expenses as provided in Section 4; and (iii) provide Executive with the benefits and vacation set forth in

Section 5. In the event the Parent fails to perform any of its obligations under
Section 3, 4, 5, 9, or any other Section of this Agreement, the Company shall be so obligated.

      3.    Compensation.

            (A) Salary. During the term of this Agreement, the Parent agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than Two Hundred Fifty Thousand Dollars ($250,000) per year, payable in accordance with the Parent's policies, for all services rendered by Executive hereunder.

            (B) Bonus. As additional compensation, the Executive will be entitled to earn cash bonuses as set forth on Schedule I attached hereto.

            (C) Increases. The annual salary is subject to periodic increases at the discretion of the Board of Directors of the Parent, but shall be increased by not less than ten percent (10%) per year, with such increases to take effect no later than on each anniversary date of this Agreement. The bonus shall be subject to increases at the discretion of the Board of Directors of the Parent.

      4. Expenses. The Parent shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Parent or the Company, upon submission by him of appropriate vouchers and expense account reports. Such business expenses shall include, but be not limited to, a monthly transportation allowance of not less than Eight Hundred Dollars ($800).

      5.    Benefits.

            (A) Insurance. In addition to the salary and bonus to be paid to Executive hereunder, the Company shall continue to maintain family medical and dental insurance, life and disability income insurance as now in effect. Additionally, the Parent shall provide Executive with split dollar and/or whole life insurance in the aggregate amount of One Million Dollars ($1,000,000) on the life of the Executive and for which Executive shall designate the beneficiary(ies), long term disability insurance providing monthly disability benefits to Executive of not less than Twelve Thousand Five Hundred Dollars ($12,500) inclusive of any disability income insurance now in effect provided by the Company. Executive and his dependents shall be entitled to participate in such other benefits as are hereafter extended to active executive employees of the Parent and the Company and their dependents. The foregoing life and individual disability income policies shall have the costs and other terms and conditions as identified in
Schedule II attached hereto.

            (B) Vacation. The Executive shall be entitled to take up to six (6) weeks of paid vacation annually at a time mutually convenient to the Parent, the Company and the Executive.

       6. Full Business Time. The Executive, during the term of this Agreement, shall devote his full business time, attention and energy and render his best efforts and skill to the business of the Parent and the Company.

       7.    Discoveries, etc.

            (A) Ownership. The Parent and the Company shall be the owners, without further compensation, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets hereafter made, prepared, invented, discovered, acquired, suggested or reduced to practice (hereinafter designated and referred to as "Property Rights") by Executive in connection with Executive's performance of his duties pursuant to this Agreement or relating to the business of the Parent and the Company, and the Parent and Company shall be entitled to utilize and dispose of such in such manner as they may determine.

            (B) Disclosure. The Executive agrees to and shall promptly disclose to the Boards all Property Rights (whether or not patentable) made, discovered or conceived of by him, alone or with others, at any time during his employment with the Parent and the Company. Any such Property Rights will be the exclusive property of the Parent and the Company, and Executive will execute any assignments requested by the Parent and the Company of his right, title or interest in any such Property Rights. In addition, the Executive will also provide the Parent and the Company with any other instruments or documents requested by the Parent and the Company, at the Parent's and the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect thereto in the United States and all foreign countries. The Executive also agrees to cooperate with the Parent and the Company in the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, service marks, secret processes, discoveries or improvements, whether or not he is employed by the Parent and the Company at the time; provided that, should Executive not be employed by the Parent and the Company at such time, he will receive reasonable compensation for his time in this regard at no less than his present salary rate on a per diem basis, as well as reimbursement of all out-of-pocket expenses he may incur in connection with the performance of such services. Executive's obligation under this Section 7(B) shall continue for a period of six (6) months following the termination of his employment. This Section 7 shall not be applicable to any inventions or discoveries made by Executive outside of the scope of his employment and which are unrelated to the business of the Parent and the Company.

      8.    Confidential Information and Non-Competition.

            (A) Confidentiality. Executive recognizes and acknowledges that the Parent and the Company, through the expenditure of considerable time and money, will acquire, has developed and will continue to develop in the future, information, skills, confidential information, know-how, formulae, technical expertise and methods relating to or forming part of the Parent's or the Company's services and products and conduct of their businesses, and that the same are confidential and proprietary, and are "trade secrets" of the Parent and the Company. Executive understands and agrees that such trade secrets give or may give the Parent and the Company a significant competitive advantage. Executive further recognizes that the success of the Parent and the Company depends on keeping confidential both the trade secrets already developed or to be acquired and any future developments of trade secrets. Executive understands that in his capacity with the Parent and the Company he will be entrusted with knowledge of such trade secrets and, in recognition of the importance thereof and in consideration of his employment by the Parent and the Company hereunder, agrees that he will not, without the consent of the Board of Directors of the Parent, make any disclosure of trade secrets now or hereafter possessed by the Parent or Company to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Parent or the Company or their subsidiaries or affiliates, as may be necessary in the regular course of business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which, after it is disclosed to Executive by the Parent or the Company is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Parent and the Company as evidenced by his written records; or, after Executive is no longer employed by the Parent and the Company, which is thereafter disclosed to Executive in good faith by a third party who was not under any obligation of confidence or secrecy to the Parent or the Company with respect to such information at the time of disclosure to him.

            (B) Restrictive Covenants. Executive will not, directly or indirectly for a period of one (1) year following the termination of this Agreement, unless such termination shall be for "Reason" as hereinafter defined:

                  (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company or the Parent during the term of this Agreement or on the date on which Executive's employment with the Company or the Parent is terminated to cease doing business with the Company or the Parent, or to reduce the amount of business it does with the Company or the Parent;

                  (ii) persuade or attempt to persuade, or hire or attempt to hire, any employee of the Company or the Parent, or any individual who was an employee of the Company or the Parent during the one (1) year period prior to the termination of this Agreement, to leave the Company's or Parent's employ, or to become employed by any person or entity other than the Company or the Parent; or

                  (iii) engage in or market any business competitive with the business of the Company or the Parent, enter the employ of or render any services to, any person engaged in such activities, or become interested in any such person in any capacity, including without limitation, as an individual, partner, shareholder, investor, officer, director, principal, agent, trustee or consultant; provided, however, he may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if he is not a controlling person of, or a member of a group which controls such person and does not, directly or indirectly, own 5% or more of any class of securities of such person.

            (C) Except as provided in the next sentence, the provisions of Sections 8(A), 8(B)(i), 8(B)(ii), and 8(B)(iii) shall continue in full force and effect notwithstanding any termination of Executive's employment under this Agreement for a period of one (1) year following said termination of employment. In the event this Agreement is terminated by Executive for "Reason," Sections 8(A) and 8(B) shall be cancelled and terminated.

            (D) Remedies. If Executive commits a material breach or threatens to commit a material breach of any of the provisions of either Section 8(A) or 8(B), the Parent shall have the right to seek enforcement hereof by any court having equity jurisdiction. In addition, and without limiting the Parent's right to seek such enforcement, the Parent shall also have the right to seek such actual damages as it may prove, occasioned by such material breach.

      9.    Termination.

            (A) Death. In the event of the Executive's death during the term of his employment, Executive's designated beneficiary, or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's accrued but unpaid salary, and bonuses and unreimbursed expenses through the date of termination. In addition, Executive's beneficiary and/or dependents shall be entitled, for a one (1) year period, to continuation, at the Parent's or the Company's expense, of such benefits as are then being provided to them under Section 5(A) hereof, and any additional benefits as may be provided to dependents of the Parent's or the Company's executive officers in accordance with the terms of the Parent's or the Company's policies and practices. In addition, any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his death and shall thereafter be exercisable by the Executive's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of the Parent's stock option plan(s).

            (B) Disability.

                  (i) In the event the Executive, by reason or physical or mental incapacity, shall be disabled for a period of at least three (3) consecutive months or four (4) months in the aggregate in any twelve (12) month period, the Parent shall have the option at any time thereafter, to terminate Executive's employment hereunder for disability. Such termination will be effective five (5) business days after the Board of Directors of the Parent gives written notice of such termination to the Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. In the event of Executive's disability during the term of this Agreement, Executive shall be entitled to payment of Executive's salary for a period of ninety (90) days, and accrued but unpaid bonuses and unreimbursed expenses through the date of termination. All other obligations of the Parent hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy or disability insurance or benefits then maintained on his behalf by the Parent and the Company. In addition, for a period of one (1) year following termination of Executive's employment for disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under Section 5(A) hereof, as well as such benefits as are extended to the Parent's and the Company's active executive employees and their dependents during such period. Any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Executive, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of such options.

                  (ii) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease to perform his normal duties as President and Chief Executive Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for disability.

            (C) By the Parent for Cause.

                  (i) The Parent shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of the Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean any of the following occurring after the date stated in the initial paragraph of this Agreement:

                        (1) a knowing violation of law relating to the Company's business;
                        (2)   a  knowing   violation  of  a  written  material
Company policy;
                        (3) except for the orders entered by the court in the matter of the Securities and Exchange Commission vs. Members Service Corporation, et al., Case No. 1:97CV 01146 (TFH) in the United States District Court for the District of Columbia, the issuance of any order, judgment or decree permanently or preliminarily enjoining or otherwise limiting Executive or his activities, as the case may be, (a) from engaging in the business of an investment adviser, underwriter, broker or dealer in securities, (b) from engaging in any type of business practice, activity in connection with the purchase or sale of any security or commodity, or (c) in connection with any violation of federal or state securities or commodities laws;

                        (4)   Executive   personally   receiving   a  material
benefit in money, property or services from the Company or from another person dealing with the Company in violation of (a) law, or (b) a written material Company policy;

                        (5) an act of fraud, conversion, misappropriation or embezzlement relating to or concerning the Company or the Parent;

                        (6) Executive's conviction of or entering a guilty plea or a plea of no-contest with respect to a felony or the equivalent thereof;
                        (7)   Executive's breach of Section 8 hereof;

                        (8) any other breach of this Agreement in any material respect, which is not cured by the Executive within thirty (30) days after receipt of written notice from the Parent or the Company, as the case may be.

                  (ii) If the Parent elects to terminate Executive's employment for Cause under any of the provisions contained in Sections 9(C)(i)(1) through
(7) above, such termination shall be effective five (5) business days after the Parent gives written notice of such termination to the Executive. In the event the Parent intends to discharge Executive pursuant to Section 9(C)(i)(8) above, the Board of Directors of Parent shall provide Executive with notice of its intention to effect a termination for Cause. Any such notice shall be in writing and shall specify the grounds for the existence of Cause, and provide Executive with an opportunity of not less than thirty (30) days following his receipt of such notice to cure same. In the event of a termination of the Executive's employment for Cause in accordance with the provisions of Section 9(C)(i), the Parent and the Company shall have no further obligation to the Executive, except for the payment of accrued but unpaid salary through the date of such termination, and any other benefits to which he or his dependents may be entitled by law.

            (D)   By Executive for Reason.

                  (i) The Executive shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (1) provided the Executive votes as a director and shareholder of the Parent to maintain his positions with the Company and Parent, the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal of Executive from, his positions as President and/or Chief Executive Officer or superior positions with the Parent or the Company except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability; (2) a reduction in Executive's overall compensation or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Executive's positions with the Parent or the Company; (3) the Parent or the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement; and (4) a "Change of Control" of the Parent as defined herein. An election by Executive to terminate his employment under the provisions of this
Section 9(D) shall not be deemed a voluntary termination of employment of the Executive for the purpose of interrupting the provisions of any of the Parent's or the Company's employee benefit plans, programs or policies.

                  (ii) If the Executive elects to terminate his employment under this Agreement for Reason under any of the provisions contained in Sections 9(D)(i)(1), 9(D)(i)(2) or 9(D)(i)(4) above, such termination shall be effective five (5) business days after the Executive gives written notice of such termination to the Parent. In the event Executive intends to terminate his employment pursuant to Section 9(D)(i)(3) above, the Executive shall provide Parent with his intention to effect a termination for Reason. Any such notice shall be in writing and specify the grounds for the existence of Reason, and provide the Parent with an opportunity of not less than thirty (30) days following its receipt of such notice to cure same. In the event of a termination of the Executive's employment for Reason in accordance with the provisions of Section 9(D)(i), the Executive shall have no further obligation to either the Company or the Parent.

            (E) Severance. In the event Executive's employment hereunder shall be terminated by the Parent or the Company for other than Cause, Death or Disability, or by the Executive for Reason: (i) the Executive shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses which the Executive would have received for the remaining term of this Agreement had there been no termination, provided however, that in no event shall such lump sum payment be less than one (1) year salary and bonus; and (ii) the Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Parent or the Company, at no cost to him or his dependents, for a period of one (1) year from the termination; and (iii) any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of such options.

            (F) Resignation. In the event Executive resigns without Reason prior to the expiration hereof, he shall receive any accrued but unpaid salary through such resignation date, and such benefits to which he is entitled by law.

            (G) Extension of Benefits. Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for benefits continuation provided for by law at the Parent's, Company's, Executive's or his dependents' expense.

            (H) Change In Control. For purposes hereof, a Change in Control shall mean the Executive no longer being able to manage the affairs and the operations of the Company on a day-to-day basis, excluding any such inability arising from the act, disability or conduct of Executive.

            10. Indemnification. The Parent and the Company hereby indemnify and hold Executive harmless to the maximum extent permitted under applicable law.

            11. Waiver. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to any party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

            12. Governing Law. The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law.

            13. Notice. All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight courier and shall be addressed to a party at such party's address shown on the first page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this
Section 13 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by hand delivery or overnight courier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

            14. Assignment. This Agreement shall be binding upon the Parent and the Company and their respective successors (including any transferee of the good will of the Company or the Parent) or assigns.

            15. Miscellaneous. This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

            16. Obligations of a Continuing Nature. It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on the Executive, the Parent and the Company hereunder, which are stated to exist or continue after termination of Executive's employment with the Parent or the Company, shall exist and continue irrespective of the method or circumstances of such termination for the respective periods of time set forth herein.

            17. Severability. The parties agree that if any covenant, agreement or restriction contained herein is held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others.

            18. Venue: Jurisdiction. The Parent, the Company and the Executive hereby agree that any action, proceeding or claim against any of them arising out of or relating in any way to this Agreement shall be brought and enforced in any of the courts of the State of New York in New York County, New York, or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction. The Parent, the Company and the Executive hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. The Parent, the Company and the Executive hereby waive the right to a trial by jury in any action, proceeding or claim against any of them arising out of or relating in any way to this Agreement. Any process or summons to be served upon the Parent, the Company or the Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to their respective addresses set forth in the initial paragraph of this Agreement or such other address as a party may so notify the other parties hereto in the manner provided by Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Parent, the Company and the Executive in any action, proceeding or claim.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    WALL STREET STRATEGIES, INC.


                                    By:  /s/  Charles Payne President
                                       -----------------------------------------


                                    VACATION EMPORIUM CORPORATION

                                    By:  /s/  David McCallen
                                       -----------------------------------------

                                     /s/  Charles Payne
                                     -------------------------------------------
                                    Charles Payne
                                    Executive

                                   SCHEDULE I

                           TO THE EMPLOYMENT AGREEMENT

                     AMONG WALL STREET STRATEGIES, INC.,
               VACATION EMPORIUM CORPORATION AND CHARLES PAYNE

                                 BONUS SCHEDULE

"WSS" shall mean Wall Street Strategies, Inc.


In the event WSS
derives revenues
receive                             During the                    Mr. Payne
in excess of                        below Fiscal                  shall receive
following                           Year Ended                    the following
--------------------------------------------------------------------------------

1.    $2,000,000                    December 31, 1999             $125,000

                                                               (an additional)
2.    $3,000,000                    December 31, 1999             $125,000

3.    $3,000,000                    December 31, 2000             $125,000

                                                               (an additional)
4.    $4,000,000                    December 31, 2000             $125,000

5.    $4,000,000                    December 31, 2001             $125,000

                                                               (an additional)
6.    $5,000,000                    December 31, 2001             $125,000